EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We have issued our report dated March 28, 2008, accompanying the consolidated balance sheet of ISCO International, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years then ended included in its Annual Report on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statement on Form S-3 (File numbers: 333-149019, 333-136612, 333-129339, and 333-109127) and Form S-8 (File numbers: 333-148448, 333-136613, 333-115967, 333-39342, 333-64818, and 333-43164).

Chicago, Illinois
Date: March 28, 2008	By:	/s/ GRANT THORNTON LLP